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SOCIEDAD QUÍMICA Y MINERA DE CHILE S.A.

AND

THE BANK OF NEW YORK MELLON

As Depositary

AND

OWNERS AND HOLDERS OF AMERICAN DEPOSITARY SHARES

Amended and Restated Deposit Agreement

Dated as of April 15, 2013

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AMENDED AND RESTATED DEPOSIT AGREEMENT

AMENDED AND RESTATED DEPOSIT AGREEMENT dated as of April 15, 2013 among SOCIEDAD QUÍMICA Y MINERA DE CHILE S.A., incorporated under the laws of Chile (herein called the Company), THE BANK OF NEW YORK MELLON (formerly known as The Bank of New York), a New York banking corporation (herein called the Depositary), and all Owners and holders from time to time of American Depositary Shares issued hereunder.

W I T N E S S E T H :

WHEREAS, the Company and the Depositary entered into a deposit agreement dated as of September 20, 1993, as amended (the “Prior Deposit Agreement”) for the purposes stated in that agreement; and

WHEREAS, the Company and the Depositary wish to amend the Prior Deposit Agreement in the form of this Amended and Restated Deposit Agreement to provide that American Depositary Shares may be certificated securities evidenced by American Depositary Receipts or uncertificated securities; and

WHEREAS, the Company desires to provide, as hereinafter set forth in this Amended and Restated Deposit Agreement, for the deposit of Shares (as hereinafter defined) of the Company from time to time with the Depositary or with the Custodian (as hereinafter defined) as agent of the Depositary for the purposes set forth in this Amended and Restated Deposit Agreement, for the creation of American Depositary Shares representing the Shares so deposited and for the execution and delivery of American Depositary Receipts evidencing the American Depositary Shares; and

WHEREAS, the American Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Amended and Restated Deposit Agreement;

NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties hereto that the Prior Deposit Agreement is hereby amended and restated as follows:

ARTICLE 1.                  DEFINITIONS.

The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

SECTION 1.01.                    American Depositary Shares.

The term "American Depositary Shares" shall mean the securities representing the interests in the Deposited Securities and evidenced by the Receipts issued hereunder. Each American Depositary Share shall represent the number of Shares specified in Exhibit A to this Deposit Agreement, until there shall occur a distribution upon Deposited Securities covered by Section 4.03 or a change in Deposited Securities covered by Section 4.08 with respect to which additional Receipts are not executed and delivered, and thereafter American Depositary Shares shall evidence the amount of Shares or Deposited Securities specified in such Sections.

SECTION 1.02.                    Central Bank; Chile.

The term "Central Bank" shall mean Banco Central de Chile and its successors. "Chile" means the Republic of Chile.

SECTION 1.03.                    Commission.

The term "Commission" shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

SECTION 1.04.                    Company.

The term "Company" shall mean Sociedad Química y Minera de Chile S.A., incorporated under the laws of Chile, and its successors.

SECTION 1.05.                    Custodian.

The term "Custodian" shall mean the principal Santiago, Chile office of Banco Santander Chile, as agent of the Depositary for the purposes of this Deposit Agreement, and any other firm or corporation which may hereafter be appointed by the Depositary pursuant to the terms of Section 5.05, as substitute or additional custodian or custodians hereunder, as the context shall require and shall also mean all of them collectively.

SECTION 1.06.                    Deposit Agreement.

The term "Deposit Agreement" shall mean this Amended and Restated Deposit Agreement, as the same may be amended from time to time in accordance with the provisions hereof.

SECTION 1.07.                    Depositary; Corporate Trust Office.

The term "Depositary" shall mean The Bank of New York Mellon, a New York banking corporation, and any successor as depositary hereunder. The term "Corporate Trust Office", when used with respect to the Depositary, shall mean the office of the Depositary which at the date of this Agreement is 101 Barclay Street, New York, New York, 10286.

SECTION 1.08.                    Deposited Securities.

The term "Deposited Securities" as of any time shall mean Shares at such time deposited or deemed to be deposited under this Deposit Agreement and any and all other securities, property and cash received by the Depositary or the Custodian in respect thereof and at such time held hereunder, subject as to cash to the provisions of Section 4.05.

SECTION 1.09.                    Dollars and Pesos.

The term "Dollars" shall mean the lawful currency of the United States. The term "Pesos" shall mean the lawful currency of Chile.

SECTION 1.10.                    Foreign Exchange Contract.

The term "Foreign Exchange Contract" shall mean the "Chapter XXVI Agreement" among the Central Bank, The Bank of New York and the Company, entered into under Article 47 of the Constitutional Organic Law of the Central Bank and the provisions of Chapter XXVI of the Compendium of Foreign Exchange Regulations of the Central Bank.

SECTION 1.11.                    Foreign Registrar.

The term "Foreign Registrar" shall mean the entity that presently carries out the duties of registrar for the Shares or any successor as registrar for the Shares and any other appointed agent of the Company for the transfer and registration of Shares.

SECTION 1.12.                    Owner.

The term "Owner" shall mean the person in whose name a Receipt is registered on the books of the Depositary maintained for such purpose.

SECTION 1.13.                    Receipts.

The term "Receipts" shall mean the American Depositary Receipts issued hereunder evidencing American Depositary Shares.

SECTION 1.14.                    Registrar.

The term "Registrar" shall mean any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed to register Receipts and transfers of Receipts as herein provided.

SECTION 1.15.                    Securities Act of 1933.

The term "Securities Act of 1933" shall mean the United States Securities Act of 1933, as from time to time amended.

SECTION 1.16.                    Shares.

The term "Shares" shall mean Series B shares of the Company, heretofore validly issued and outstanding and fully paid, nonassessable and free of any pre-emptive rights of the holders of outstanding Shares or hereafter validly issued and outstanding and fully paid, nonassessable and free of any pre-emptive rights of the holders of outstanding Shares or interim certificates representing such Shares.

SECTION 1.17.                    SVS.

The term "SVS" shall mean the Superintendencia de Valores y Seguros of Chile.

ARTICLE	2. FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS.

SECTION 2.01.                    Form and Transferability of Receipts.

Definitive Receipts shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless such Receipt shall have been executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary; provided, however, that such signature may be a facsimile if a Registrar for the Receipts shall have been appointed and such Receipts are countersigned by the manual signature of a duly authorized officer of the Registrar. The Depositary shall maintain books on which each Receipt so executed and delivered as hereinafter provided and the transfer of each such Receipt shall be registered. Receipts bearing the manual or facsimile signature of a duly authorized signatory of the Depositary who was at any time a proper signatory of the Depositary shall bind the Depositary, notwithstanding that such signatory has ceased to hold such office prior to the execution and delivery of such Receipts by the Registrar or did not hold such office on the date of issuance of such Receipts.

The Receipts may, with the prior written consent of the Company (which consent shall not be unreasonably withheld), and upon the written request of the Company shall, be endorsed with or have incorporated in the text thereof such legends or recitals or modifications not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or the Company to comply with any applicable law or regulations thereunder or with the rules and regulations of any securities exchange upon which American Depositary Shares may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

Title to a Receipt (and to the American Depositary Shares evidenced thereby), when properly endorsed or accompanied by proper instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Company and the Depositary, notwithstanding any notice to the contrary, may treat the Owner thereof as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes.

SECTION 2.02.                    Deposit of Shares.

Subject to the terms and conditions of this Deposit Agreement, Shares or evidence of rights to receive Shares may be deposited by delivery thereof to any Custodian hereunder, accompanied by any appropriate instrument or instruments of transfer, or endorsement, in form satisfactory to such Custodian, together with all such certifications as may be required by the Depositary or the Custodian in accordance with the provisions of this Deposit Agreement, and, if the Depositary requires, together with a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order, a Receipt or Receipts for the number of American Depositary Shares representing such deposit. No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that the deposit has been authorized by the Central Bank (unless and until the Company provides the Depositary with evidence satisfactory to it that such authorization is no longer necessary), and that the conditions for such authorization, as set forth in the Foreign Exchange Contract, have been satisfied. If required by the Depositary, Shares presented for deposit at any time, whether or not the transfer books of the Company or the Foreign Registrar, if applicable, are closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Custodian of any dividend, or right to subscribe for additional Shares or to receive other property which any person in whose name the Shares are or have been recorded may thereafter receive upon or in respect of such deposited Shares, or in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

At the request and risk and expense of any person proposing to deposit Shares, and for the account of such person, the Depositary may receive certificates for Shares to be deposited, together with the other instruments herein specified, for the purpose of forwarding such Share certificates to the Custodian for deposit hereunder.

Upon each delivery to a Custodian of a certificate or certificates for Shares to be deposited hereunder, together with the other documents above specified, such Custodian shall, as soon as transfer and recordation can be accomplished, present such certificate or certificates to the Company or the Foreign Registrar, if applicable, for transfer and recordation of the Shares being deposited in the name of the Depositary or its nominee or such Custodian or its nominee at the cost and expense of the person making such deposit (or for whose benefit such deposit is made). Neither the Depositary nor the Custodian shall be required (i) to accept for deposit a number of Shares that would result in the issuance of a fractional American Depositary Share or (ii) to accept for deposit any Shares that would require that an American Depositary Share represent the right to receive underlying Shares having different rights to distributions.

Deposited Securities shall be held by the Depositary or by a Custodian for the account and to the order of the Depositary or at such other place or places as the Depositary shall determine.

SECTION 2.03.                    Execution and Delivery of Receipts.

Upon receipt by any Custodian of any deposit pursuant to Section 2.02 hereunder (and in addition, if the transfer books of the Foreign Registrar, if applicable, are open, the Depositary may in its sole discretion require a proper acknowledgment or other evidence from the Foreign Registrar that any Deposited Securities have been recorded upon the books of the Foreign Registrar, if applicable, in the name of the Depositary or its nominee or such Custodian or its nominee), together with the other documents required as above specified, such Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order a Receipt or Receipts are deliverable in respect thereof and the number of American Depositary Shares to be evidenced thereby. Such notification shall be made by letter or, at the request, risk and expense of the person making the deposit, by cable, telex or facsimile transmission. Upon receiving such notice from such Custodian, or upon the receipt of Shares by the Depositary, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver at its Corporate Trust Office, to or upon the order of the person or persons entitled thereto, a Receipt or Receipts, registered in the name or names and evidencing any authorized number of American Depositary Shares requested by such person or persons, but only upon payment to the Depositary of the fees of the Depositary for the execution and delivery of such Receipt or Receipts as provided in Section 5.09, and of all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the Deposited Securities.

SECTION 2.04.                    Transfer of Receipts; Combination and Split-up of Receipts.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall register transfers of Receipts on its transfer books from time to time, upon any surrender of a Receipt, by the Owner in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by the laws of the State of New York and of the United States of America. Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares and the same aggregate rights to distributions with respect thereto as those evidenced by the Receipt or Receipts surrendered.

The Depositary upon the written request of the Company shall, or with the written approval of the Company may, appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary. Such co-transfer agents shall be removed and substitutes appointed by the Depositary upon the written request, or with the written approval of, the Company. Each co-transfer agent appointed under this Section 2.04 shall give notice in writing to the Company and the Depositary accepting such appointment and agreeing to be bound by the applicable terms of this Deposit Agreement. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Owners or persons entitled to Receipts and will be entitled to protection and indemnity to the same extent as the Depositary.

SECTION 2.05.                    Surrender of Receipts and Withdrawal of Shares.

Upon surrender at the Corporate Trust Office of the Depositary of a Receipt for the purpose of withdrawal of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, and upon payment of the fee of the Depositary for the surrender of Receipts as provided in Section 5.09 and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of this Deposit Agreement, the Owner of such Receipt shall be entitled to delivery, to him or upon his order, of the amount of Deposited Securities at the time represented by the American Depositary Shares evidenced by such Receipt. Delivery of such Deposited Securities may be made by the delivery of (a) certificates in the name of such Owner or as ordered by him or certificates properly endorsed or accompanied by proper instruments of transfer to such Owner or as ordered by him and (b) any other securities, property and cash to which such Owner is then entitled in respect of such Receipts to such Owner or as ordered by him. Such delivery shall be made, as hereinafter provided, without unreasonable delay. Simultaneously with the delivery of Deposited Securities to the Owner or its designee, the Custodian, pursuant to the Foreign Exchange Contract, will issue or cause to be issued to the Owner or such designee a certificate which states that the Deposited Securities have been transferred to the Owner or its designee by the Depositary and that the Depositary waives in favor of the Owner or its designee the right of access to the formal foreign exchange market relating to such withdrawn Deposited Securities.

A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and if the Depositary so requires, the Owner thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order. Thereupon the Depositary shall direct the Custodian to deliver at the Santiago, Chile office of such Custodian, subject to Sections 2.06, 3.01 and 3.02 and to the other terms and conditions of this Deposit Agreement, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, except that the Depositary may make delivery to such person or persons at the Corporate Trust Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

At the request, risk and expense of any Owner so surrendering a Receipt, and for the account of such Owner, the Depositary shall direct the Custodian to forward any cash or other property (other than rights) comprising, and forward a certificate or certificates and other proper documents of title for, the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt to the Depositary for delivery at the Corporate Trust Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Owner, by cable, telex or facsimile transmission.

Neither the Depositary nor the Custodian shall deliver Shares, by physical delivery, book entry or otherwise (other than to the Company or its agent as contemplated by Section 4.08), or otherwise permit Shares to be withdrawn from the facility created thereby, except upon the receipt and cancellation of Receipts.

For purposes of a tax ruling dated January 29, 1990 issued by the Chilean Internal Revenue Service regarding certain tax matters relating to American Depositary Shares and American Depositary Receipts, the acquisition value of any Share or other Deposited Security upon its withdrawal by an Owner upon surrender of the corresponding Receipt shall be the highest reported sales price of such Share or other Deposited Security on the Bolsa de Comercio de Santiago (the "Santiago Stock Exchange") on the day on which the transfer of such Share or other Deposited Security from the Depositary to such Owner is recorded on the books of the Foreign Registrar. In the event that the Shares or other Deposited Securities are not then traded on the Santiago Stock Exchange, such value shall be the highest reported sales price on the principal stock exchange or other organized securities market in Chile on which such Shares or other Deposited Securities are then traded. In the event that no such sales price is reported on the day on which such transfer is recorded on the books of the Foreign Registrar, such value shall be deemed to be the highest sale price reported on the last day on which such sales price was reported, provided, that if such day is more than 30 days prior to the date of such transfer, such price shall be increased by the percentage increase over the corresponding period in the Chilean consumer price index as reported by the pertinent governmental authority of Chile.

SECTION 2.06.                    Limitations on Execution and Delivery, Transfer and Surrender of Receipts.

As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, Company, Custodian or Registrar may require (a) payment from the depositor of Shares or the presentor of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as herein provided, (b) the production of proof satisfactory to it as to the identity and genuineness of any signature and (c) compliance with any regulations the Depositary and the Company may establish consistent with the provisions of this Deposit Agreement, including, without limitation, this Section 2.06 or as may be established by the Central Bank or the SVS.

The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement, or for any other reason, subject to the provisions of the following sentence. The surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes, and other charges as contemplated herein and in Section 3.02, and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares. The Depositary will use reasonable efforts to comply with written instructions of the Company not to accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company's compliance with the securities laws in the United States. If in the opinion of the Depositary there is a reasonable possibility that a fee, tax or other charge of the sort referred to in Section 3.02 will become payable by, or be assessed against, the Depositary or a Custodian following the delivery, transfer or surrender of Receipts or withdrawal of Shares or other Deposited Securities, the Depositary may, in its discretion and as a condition precedent to the consummation of any such transaction, require the Owner to give the Depositary an indemnity bond in such form and amount and with such surety as it may accept as reasonably sufficient to indemnify it against such potential liabilities.

SECTION 2.07.                    Lost Receipts, etc.

In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Receipt of like tenor in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt. Before the Depositary shall execute and deliver a new Receipt in substitution for a destroyed, lost or stolen Receipt, the Owner thereof shall have (a) filed with the Depositary (i) a request for such execution and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (ii) a sufficient indemnity bond for the benefit of the Company and the Depositary and (b) satisfied any other reasonable requirements imposed by the Depositary and the Company.

SECTION 2.08.                    Cancellation and Destruction of Surrendered Receipts.

All Receipts surrendered to the Depositary shall be cancelled by the Depositary. The Depositary is authorized to destroy Receipts so cancelled.

SECTION 2.09.                    Pre-Release of Receipts.

Notwithstanding Section 2.03 hereof, the Depositary may execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.02 ("Pre-Release"). The Depositary may, pursuant to Section 2.05, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released. The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release. Each Pre-Release will be (a) preceded or accompanied by a written representation from the person to whom Receipts are to be delivered (the "Pre-Releasee") that the Pre-Releasee, or its customer, (i) owns the Shares or Receipts to be remitted, as the case may be, and (ii) assigns all beneficial right, title and interest in such Shares or Receipts, as the case may be, to the Depositary in its capacity as such and for the benefit of the Owners, (b) at all times fully collateralized with cash or U.S. government securities, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of American Depositary Shares which are outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited hereunder; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it reasonably deems appropriate, and may, with the prior written consent of the Company, change such limit for purposes of general application. The Depositary will also set Dollar limits with respect to Pre-Release transactions to be done hereunder with any particular Pre-Releasee on a case by case basis as the Depositary deems appropriate. The collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee's obligations to the Depositary in connection with the Pre-Release transaction, including the Pre-Releasee's obligation to deliver Shares or Receipts upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities hereunder).

The Depositary may issue Receipts against rights to receive Shares from the Company (or any agent of the Company recording Share ownership). No such issue of Receipts will be deemed a "Pre-Release" subject to the restrictions of the preceding paragraph.

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

SECTION 2.10.                    Uncertificated American Depositary Shares; Direct Registration System.

Notwithstanding anything to the contrary in this Deposit Agreement:

(a)       American Depositary Shares may be certificated securities evidenced by Receipts or uncertificated securities. The form of Receipt annexed as Exhibit A to this Deposit Agreement describes the terms and conditions of, and will be the prospectus required under the Securities Act of 1933 for, both certificated and uncertificated American Depositary Shares. Except for those provisions of this Deposit Agreement that by their nature do not apply to uncertificated American Depositary Shares, all the provisions of this Deposit Agreement shall apply, mutatis mutandis, to uncertificated American Depositary Shares as well as to certificated American Depositary Shares, and to Owners and holders of uncertificated American Depositary Shares as well as to Owners and holders of Receipts.

(b) (i) The term “deliver”, or its noun form, when used with respect to Receipts, shall mean (A) book-entry transfer of American Depositary Shares to an account at The Depository Trust Company, or its successor (“DTC”), designated by the person entitled to such delivery, (B) registration of American Depositary Shares not evidenced by a Receipt on the books of the Depositary in the name requested by the person entitled to such delivery and mailing to that person of a statement confirming that registration or (C) if requested by the person entitled to such delivery, delivery at the Corporate Trust Office of the Depositary to the person entitled to such delivery of one or more Receipts evidencing American Depositary Shares registered in the name requested by that person.

(ii) The term “surrender”, when used with respect to Receipts, shall mean (A) one or more book-entry transfers of American Depositary Shares to the DTC account of the Depositary, (B) delivery to the Depositary at its Corporate Trust Office of an instruction to surrender American Depositary Shares not evidenced by a Receipt or (C) surrender to the Depositary at its Corporate Trust Office of one or more Receipts evidencing American Depositary Shares.

(c)       American Depositary Shares not evidenced by Receipts shall be transferable as uncertificated registered securities under the laws of the State of New York.

(d)       The Depositary shall have a duty to register a transfer in the case of uncertificated American Depositary Shares, upon receipt from the Owner of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below). The Depositary, upon surrender of a Receipt for the purpose of exchanging for uncertificated American Depositary Shares, shall cancel that Receipt and send the Owner a statement confirming that the Owner is the owner of the same number of uncertificated American Depositary Shares that the surrendered Receipt evidenced. The Depositary, upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below) from the Owner of uncertificated American Depositary Shares for the purpose of exchanging for certificated American Depositary Shares, shall execute and deliver to the Owner a Receipt evidencing the same number of certificated American Depositary Shares.

(e)       Upon satisfaction of the conditions for replacement of a Receipt that is mutilated, lost, destroyed or stolen, the Depositary shall deliver to the Owner the American Depositary Shares evidenced by that Receipt in uncertificated form unless otherwise requested by the Owner.

(f)       (i) The parties acknowledge that the Direct Registration System (“DRS”) and Profile Modification System (“Profile”) shall apply to uncertificated American Depositary Shares upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated American Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an Owner of American Depositary Shares, to direct the Depositary to register a transfer of those American Depositary Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Owner to register such transfer.

(ii) In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an Owner in requesting a registration of transfer and delivery as described in clause (i) above has the actual authority to act on behalf of the Owner (notwithstanding any requirements under the Uniform Commercial Code). For the avoidance of doubt, the provisions of Sections 5.03 and 5.08 shall apply to the matters arising from the use of the DRS. The parties agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with this Deposit Agreement shall not constitute negligence or bad faith on the part of the Depositary.

ARTICLE 3.                  CERTAIN OBLIGATIONS OF OWNERS OF RECEIPTS.

SECTION 3.01.                    Filing Proofs, Certificates and Other Information.

Any person presenting Shares for deposit or any Owner of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, payment of all applicable Chilean taxes or other governmental charges, or such information relating to the registration on the books of the Company or the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper or as the Company may require by written request to the Depositary or the Custodian. The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made. The Depositary shall provide to the Company, promptly upon the Company's written request, copies of any such proofs of citizenship or residence or other information referred to above so requested.

SECTION 3.02.                    Liability of Owner for Taxes.

If any tax or other governmental charge shall become payable with respect to any Receipt or any Deposited Securities represented by any Receipt, including without limiting the generality of the foregoing any Chilean tax on a gain realized, or deemed to be realized, upon the withdrawal or sale of Shares or other Deposited Securities, such tax or other governmental charge shall be payable by the Owner of such Receipt to the Depositary, who shall pay the amount thereof to the Depositary upon demand. The Depositary may and at the request of the Company shall refuse to effect any transfer of such Receipt or any withdrawal of Deposited Securities represented by American Depositary Shares evidenced by such Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner thereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner of such Receipt shall remain liable for any deficiency.

SECTION 3.03.                    Warranties on Deposit of Shares.

Every person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued, fully paid, nonassessable and free of any preemptive rights and that the certificates therefor have been validly authorized and issued. Every such person shall also be deemed to represent that the deposit of such Shares and the sale of Receipts evidencing American Depositary Shares representing such Shares by that person are not restricted under the Securities Act of 1933. Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.

SECTION 3.04.                    Compliance with Chilean Law.

Pursuant to a Circular Letter of the SVS dated February 12, 1998, Owners of American Depositary Shares are deemed, for certain purposes of Chilean law, to be treated as owners of Deposited Securities.  Accordingly, Owners shall, as a matter of Chilean law, be obligated to comply with the requirements of Articles 12 and 54 and Title XV of Law 18,045 of Chile, as may be amended and/or supplemented from time to time.  Article 12 requires, among other things, that:

(a)          Owners who directly or indirectly own, or that as a result of any direct or indirect acquisition of American Depositary Shares and/or Shares end up owning, directly or indirectly, 10% or more of the total share capital of the Company; and

(b)          directors, liquidators, senior managers and managers of the Company who directly or indirectly own any number of American Depositary Shares and/or Shares;

report to the SVS and the stock exchanges in Chile on which the Shares are listed, any acquisition or sale of American Depositary Shares, Shares and/or financial derivatives thereof, no later than on the day immediately following the day on which the relevant acquisition or sale has been deemed effective; provided that Owners of a majority stake in the total share capital of the Company shall also report if they intend to acquire a controlling interest in the Company or if the acquisition merely corresponds to a financial investment.

Article 54 requires, among other things, that any Owner intending to directly or indirectly acquire control of the Company, irrespective of the means of acquisition of the relevant Receipts and/or Shares and whether any such acquisition is carried out through the primary or secondary market, shall disclose such intention by (a) delivering a written notice to the controlling entities of the Company, the entities controlled by the Company, the SVS and the stock exchanges in Chile on which the Shares are listed, and (b) publishing a highlighted notice in two newspapers in Chile and on the Company's website, if any; in either case, not less than 10 business days prior to the date on which the relevant actions that will grant control of the Company shall have been deemed effective, disclosing the price and principal terms of any such acquisition.

For purposes of this Section 3.04, the terms "control," "controlling" and "controlled," and other similar terms, shall be construed in accordance with Title XV of Law 18,045, as it may be amended and/or supplemented from time to time.

SECTION 3.05.                    Disclosure of Interests.

To the extent that provisions of or governing any Deposited Securities may require the disclosure of beneficial or other ownership of Deposited Securities, other Shares and other securities to the Company and may provide for blocking transfer and voting or other rights to enforce such disclosure or limit such ownership, the Depositary shall use its reasonable efforts to comply with Company instructions as to Receipts in respect of any such enforcement or limitation, if such efforts may be undertaken without risk of the Depositary thereby incurring liability or expense, and Owners shall comply with all such disclosure requirements and ownership limitations and shall cooperate with the Depositary's compliance with such Company instructions.

ARTICLE 4.                  THE DEPOSITED SECURITIES.

SECTION 4.01.                    Cash Distributions.

Whenever the Depositary or the Custodian shall receive any cash dividend or other cash distribution on any Deposited Securities, the Depositary shall, as promptly as practicable, subject to the provisions of Section 4.05, convert such dividend or distribution into Dollars and shall, as promptly as practicable, distribute the amount thus received (net of the expenses of the Depositary as provided in Section 5.09) to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that the Depositary shall make appropriate adjustments in the amounts so distributed in respect of (a) any such Deposited Securities being not entitled, by reason of date of issuance or otherwise, to receive all or any portion of such distribution or (b) any amounts (i) withheld or required to be withheld by the Company, the Custodian or the Depositary from any such distribution pursuant to Section 3.02 or otherwise on account of taxes or other governmental charges, or (ii) charged by the Depositary in the conversion of foreign currency into Dollars pursuant to Section 4.05. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Owner a fraction of one cent. Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Owners entitled thereto. The Company or its agent will remit to the appropriate taxation authority or other governmental agency in Chile all amounts withheld and owing to such agency by the Company. The Depositary or its agent will remit to the appropriate taxation authority or other governmental agency in the United States all amounts withheld and owing to such agency by the Depositary. The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental agencies, and the Depositary or the Company or its agent may file any such reports necessary to obtain benefits under the applicable tax treaties for the Owners of Receipts.

SECTION 4.02.                    Distributions Other Than Cash, Shares or Rights.

Subject to the provisions of Section 4.11 and 5.09, whenever the Depositary shall receive any distribution other than a distribution described in Sections 4.01, 4.03 or 4.04, the Depositary shall, after consultation with the Company, cause the securities or property received by it to be distributed to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act of 1933 in order to be distributed to Owners or holders) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees of the Depositary as provided in Section 5.09) shall be distributed by the Depositary to the Owners entitled thereto as in the case of a distribution received in cash. The Depositary may withhold any distribution of securities under this Section 4.02 if it has not received satisfactory assurances from the Company that the distribution does not require registration under the Securities Act.

SECTION 4.03.                    Distributions in Shares.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, after consultation with the Company, and shall, if the Company shall so request, distribute to the Owners of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts evidencing an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 and the payment of the fees of the Depositary as provided in Section 5.09 (and the Depositary may sell, by public or private sale, an amount of the Shares received sufficient to pay its fees and expenses in respect of that distribution). The Depositary may withhold any such delivery of American Depositary Shares if it has not received satisfactory assurances from the Company that such distribution does not require registration under the Securities Act of 1933. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.01. If in the opinion of the Depositary any distribution of Shares cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act of 1933 in order to be distributed to Owners or holders) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the Shares thus received, or any part thereof, and the net proceeds of any such sale (net of the fees of the Depositary as provided in Section 5.09) shall be distributed by the Depositary to the Owners entitled thereto as in the case of a distribution received in cash. If additional Receipts or such proceeds are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

SECTION 4.04.                    Rights.

In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall, after consultation with the Company, have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse. If at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all or certain Owners but not to other Owners, the Depositary may, after consultation with the Company, distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate.

In circumstances in which rights would otherwise not be distributed, if an Owner of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner hereunder, the Depositary will make such rights available to such Owner upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.

If the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees of the Depositary and any other charges as set forth in such warrants or other instruments or as may be requested by the Company to the Depositary in writing, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall, upon receipt of payment of any charges requested as above, cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner. As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of this Deposit Agreement, and shall, pursuant to Section 2.03 of this Deposit Agreement, execute and deliver Receipts to such Owner. In the case of a distribution pursuant to the second paragraph of this section, such Receipts shall be legended in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under such laws.

If the Depositary determines in its discretion that it is not lawful and feasible to make such rights available to all or certain Owners, it may, after consultation with the Company, sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees of the Depositary as provided in Section 5.09 and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of this Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise.

The Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to all Owners or are registered under the provisions of such Act. If an Owner of Receipts requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under such Act, the Depositary shall not effect such distribution unless it has received an opinion from counsel in the United States for the Company satisfactory to the Depositary upon which the Depositary may rely that such distribution to such Owner does not require registration under the Securities Act of 1933. In no event shall the Company have any obligation to register such rights or any securities under the Securities Act of 1933, secure an exemption for such rights or any securities under the Securities Act of 1933, or furnish the aforementioned opinion. The holders of Receipts alone shall be responsible for payment of any taxes or other governmental charges due as a result of sales or transfers pursuant to this Section 4.04.

The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

SECTION 4.05.                    Conversion of Foreign Currency.

Whenever the Depositary or the Custodian shall receive pesos or other foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall, subject to the Foreign Exchange Contract and any other requirements of Chilean law or regulation in effect from time to time, as promptly as practicable, convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars shall be distributed, as promptly as practicable, to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.09.

The Depositary shall exercise its rights under the Foreign Exchange Contract as and to the extent appropriate in order to effect such conversions and distributions, and is authorized to give such certifications, and enter into such agreements and arrangements as may be necessary or convenient thereunder or in connection therewith, provided, however, that the Depositary shall not be obligated to incur any material expense in connection therewith or to take any such action at its own risk.

If such conversion or distribution can be effected only with some approval or license of any government or agency thereof, other than the Foreign Exchange Contract and the approvals contemplated thereby, the Depositary may make an application for such approval or license (in its own name as agent or on behalf of the Owners, or in the name of the Owners), provided, that it shall have no obligation to make such an application unless it receives satisfactory indemnity with respect to the costs and risks of any such application.

If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into Dollars transferable to the United States or if the Foreign Exchange Contract shall cease to be in effect or the rights of the Depositary thereunder shall be restricted or suspended, or if any other approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable (for whatever reason, including failure of the Depositary to receive satisfactory indemnity for the costs and risks of obtaining such approval or license), or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary shall, (a) as to that portion of the foreign currency that is convertible into Dollars, make such conversion and, if permitted by applicable law, transfer such Dollars to the United States for distribution to Owners in accordance with the first paragraph of this Section 4.05 and (b) as to the nonconvertible balance, if any, (i) if requested in writing by an Owner, distribute or cause the Custodian to distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary or Custodian to such Owner and (ii) the Depositary shall hold or shall cause the Custodian to hold any amounts of nonconvertible foreign currency not distributed pursuant to the immediate preceding subclause (i) uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

SECTION 4.06.                    Fixing of Record Date.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall, after consultation with the Company, fix a record date (which shall be the same date as the record date set by the Company, or if this is not practicable, shall be as near as practicable to any corresponding record date set by the Company) for the determination of the Owners who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (ii) entitled to give instructions for the exercise of voting rights at any such meeting. Subject to the provisions of Sections 4.01 through 4.05 and to the other terms and conditions of this Deposit Agreement, the Owners on such record date shall be entitled, as the case may be, to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively and to give voting instructions and to act in respect of any other such matter.

SECTION 4.07.                    Voting of Deposited Securities.

Upon receipt of notice of any meeting or solicitation of consents or proxies of holders of Shares or other Deposited Securities, the Depositary shall, as soon as practicable thereafter, mail to the Owners a notice, the form of which notice shall be in the sole discretion of the Depositary, which shall contain (a) such information as is contained in such notice of meeting or solicitation, (b) a statement that the Owners as of the close of business on a specified record date, which shall be the record date established pursuant to Section 4.06 hereof, will be entitled, subject to any applicable provision of Chilean law and of the Estatutos of the Company, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares, and (c) a statement as to the manner in which such instructions may be given, including an express indication that instructions may be given (or be deemed given in accordance with the next to the last sentence of this Section 4.07 if no instruction is received) to the Depositary to give a discretionary proxy to a person designated by the Company. Upon the written request of an Owner on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, in so far as practicable, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by the American Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with such instructions. The Depositary shall not itself exercise any voting discretion over any Deposited Securities. If no instructions are received by the Depositary from any Owner with respect to any of the Deposited Securities represented by the American Depositary Shares evidenced by such Owner's Receipts on or before the date established by the Depositary for such purpose, the Depositary shall deem such Owner to have instructed the Depositary to give a discretionary proxy to a person designated by the Company with respect to such Deposited Securities and the Depositary shall give a discretionary proxy to a person designated by the Company to vote such Deposited Securities, provided that no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter as to which the Company informs the Depositary (and the Company agrees to provide such information promptly in writing) that (a) the Company does not wish such proxy given or (b) such matter materially and adversely affects the rights of holders of the Shares. If any requirement of Chilean law, of the Estatutos of the Company, or of any securities exchange on which Shares, other Deposited Securities, Receipts or the American Depositary Shares evidenced thereby are listed does not permit the Depositary to vote (or to vote on any particular matter) in accordance with instructions received from Owners or in accordance with a deemed discretionary proxy, the Depositary shall not vote the Shares or other Deposited Securities.

SECTION 4.08.                    Changes Affecting Deposited Securities.

In circumstances where the provisions of Section 4.03 do not apply, upon any change in nominal value, change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities, shall be treated as new Deposited Securities under this Deposit Agreement, and American Depositary Shares shall thenceforth represent the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may, after consultation with the Company, and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

SECTION 4.09.                    Reports.

The Depositary shall make available for inspection by Owners at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary, the Custodian or the nominee of either of them as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary shall also send to the Owners copies of such reports when furnished by the Company pursuant to Section 5.06. Any such reports and communications, including any such proxy soliciting material, furnished to the Depositary by the Company shall be furnished in English, to the extent such materials are required to be translated into English pursuant to any regulations of the Commission.

The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and accordingly files certain reports with the Commission. Such reports and other information will be available for inspection and copying at the public reference facilities maintained by the Commission located on the date of the Deposit Agreement at 450 Fifth Street, N.W., Washington, D.C. 20549.

In addition, if the Depositary shall have received notice to the effect that the Company has not furnished the Commission or any other securities regulatory authority or stock exchange with any public report, document or information required by the United States Securities Exchange Act of 1934, as amended from time to time, and at the expense of the Company, the Depositary shall promptly furnish to the Commission or to such securities regulatory authority or stock exchange a copy of any such public report, document or other information that the Depositary, the Custodian or the nominee of either has received as the holder of the Deposited Securities from the Company and that has not otherwise been furnished to the Commission or such other securities regulatory authority or stock exchange. The Depositary shall also furnish to the Commission all other reports and other notices or communications required of depositaries by the Commission, if any, and shall deliver to the SVS a copy of any information the Depositary is required to so furnish pursuant to Chilean law or regulation. In connection with any registration statement relating to the Receipts or with any undertaking contained therein, the Company and the Depositary shall each furnish to the other, upon request, and to the Commission such information as shall be required to make such filings or comply with such undertakings.

SECTION 4.10.                    Lists of Owners.

Promptly upon request by the Company, the Depositary shall, at the expense of the Company, furnish to it a list, as of a recent date, of the names, addresses and holdings of American Depositary Shares by all persons in whose names Receipts are registered on the books of the Depositary.

SECTION 4.11.                    Withholding.

In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners entitled thereto in proportion to the number of American Depositary Shares held by them respectively.

ARTICLE 5.                  THE DEPOSITARY, THE CUSTODIANS AND THE COMPANY.

SECTION 5.01.                    Maintenance of Office and Transfer Books by the Depositary.

Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfers and surrender of Receipts in accordance with the provisions of this Deposit Agreement.

The Depositary shall keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners, provided that such inspection shall not be for the purpose of communicating with Owners in the interest of a business or object other than the business of the Company or a matter related to this Deposit Agreement or the Receipts.

The Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

If any Receipts or the American Depositary Shares evidenced thereby are listed on one or more stock exchanges in the United States, the Depositary shall act as Registrar or appoint a Registrar or one or more co-registrars for registry of such Receipts in accordance with any requirements of such exchange or exchanges.

At the written request of the Company, the Company shall have the right to (i) inspect transfer and registration records of the Depositary or its agent and take copies thereof and (ii) require the Depositary or its agent, the Registrar and any co-transfer agents or co-registrars to supply promptly copies of such portions of such records as the Company may request.

The Depositary shall deliver or cause to be delivered to the Company at the address specified in Section 7.05 within two business days after the end of a calendar quarter, a copy of such register at the end of such calendar quarter upon the request of the Company for such register at the end of such calendar quarter if such request is received by the Depositary prior to five business days before the end of such calendar quarter. The Depositary shall also deliver or cause to be delivered to the Company at the address specified in Section 7.05 within 6 business days after the end of a calendar month a record of the transfers of Receipts during such month, including the number of Receipts transferred, the names of the transferors and transferees and the domiciles of the transferees upon the request of the Company for such information for such month if such request is received by the Depositary not more then one business day after the end of such month.

SECTION 5.02.                    Prevention or Delay in Performance by the Depositary or the Company.

Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Owner or holder of any Receipt (i) if by reason of any provision of any present or future law or regulation of the United States, Chile or any other country, or of any stock exchange or governmental or regulatory authority (including any action that may constitute a breach by the Central Bank of its obligations under the Foreign Exchange Contract) or stock exchange, or by reason of any provision, present or future, of the Foreign Exchange Contract or, in the case of the Depositary or its agents, the Estatutos of the Company, or by reason of any provision of any securities issued or distributed by the Company or of the Deposited Securities, or any offering or distribution thereof, or by reason of any act of God or war or terrorism or other circumstances beyond its control, the Depositary or the Company, or any of their agents, shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of this Deposit Agreement, the Foreign Exchange Contract, the Company's Estatutos or the Deposited Securities it is provided shall be done or performed, (ii) by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of this Deposit Agreement it is provided shall or may be done or performed, (iii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement, (iv) for the inability of any Owner or holder to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of this Deposit Agreement, made available to Owners or holders, or (v) for any special, consequential or punitive damages for any breach of the terms of this Deposit Agreement. Where, by the terms of a distribution pursuant to Section 4.01, 4.02 or 4.03, or an offering or distribution pursuant to Section 4.04, or for any other reason, such distribution or offering may not be made available to Owners, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

SECTION 5.03.                    Obligations of the Depositary, the Custodian and the Company.

The Company assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to Owners or holders of Receipts, except that it agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

The Depositary assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to any Owner or holder of any Receipt (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that it agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

Neither the Depositary nor the Company shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or any other person believed by it in good faith to be competent to give such advice or information.

The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is without negligence or bad faith.

The Depositary shall not be liable for the acts or omissions of any securities depository, clearing agency or settlement system in connection with or arising out of book-entry settlement of Deposited Securities or otherwise.

No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

SECTION 5.04.                    Resignation and Removal of the Depositary.

The Depositary may at any time resign as Depositary hereunder upon 90 days written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Company by written notice of such removal effective upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder and a new "Chapter XXVI Agreement" among the Central Bank, the Company and such successor depositary, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Owners of all outstanding Receipts. Any such successor depositary shall promptly mail notice of its appointment to the Owners. The Depositary agrees that it will, after the appointment of any successor depositary, continue to cooperate with the Company and such successor depositary to arrange for the execution of an amendment to or a replacement of the Foreign Exchange Contract, and the Company agrees to (i) reimburse the Depositary for reasonable fees and expenses incurred by the Depositary in so cooperating with the Company, and (ii) indemnify the Depositary, its directors, employees, agents and affiliates and any Custodian against and hold each of them harmless from, any liability or expense (including, but not limited to, the reasonable fees and expense of counsel) which may arise out of such execution or such amendment or replacement.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

SECTION 5.05.                    The Custodians.

The Custodian shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it. Any Custodian may resign and be discharged from its duties hereunder by notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective. If upon such resignation there shall be no Custodian acting hereunder, the Depositary shall, promptly after receiving such notice, appoint a substitute custodian or custodians, each of which shall thereafter be a Custodian hereunder. Whenever the Depositary in its discretion determines that it is in the best interest of the Owners to do so, with the approval of the Company, which approval shall not be unreasonably withheld, it may appoint substitute or additional custodian or custodians, which shall thereafter be one of the Custodians hereunder. Upon demand of the Depositary, with the approval of the Company, which approval shall not be unreasonably withheld, any Custodian shall deliver such of the Deposited Securities held by it as are requested of it to any other Custodian or such substitute or additional custodian or custodians. Each such substitute or additional custodian shall deliver to the Depositary and the Company, forthwith upon its appointment, an acceptance of such appointment satisfactory in form and substance to the Depositary. Promptly after any such change, the Depositary shall give notice thereof in writing to all Owners.

Upon the appointment of any successor depositary hereunder, each Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of each Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as agent hereunder of such successor depositary.

SECTION 5.06.                    Notices and Reports.

On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or the offering of any rights, the Company agrees to transmit to the Depositary and the Custodian a copy of the notice thereof in the form given or to be given to holders of Shares or other Deposited Securities and a written English language version thereof.

The Company will arrange for the translation into English, if not already in English, to the extent required pursuant to any regulations of the Commission, and the prompt transmittal by the Company to the Depositary and the Custodian of such notices and any other reports and communications which are made generally available by the Company to holders of its Shares. If requested in writing by the Company, the Depositary will arrange for the mailing, of copies of such notices, reports and communications to all Owners. The Company will timely provide the Depositary with the quantity of such notices, reports, and communications, as reasonably requested by the Depositary from time to time, in order for the Depositary to effect such mailings.

SECTION 5.07.                    Distribution of Additional Shares, Rights, etc.

The Company agrees that in the event of any issuance or distribution of (1) additional Shares, (2) rights to subscribe for Shares, (3) securities convertible into Shares, or (4) rights to subscribe for such securities, (each a "Distribution") the Company, subject to the following sentence, will promptly furnish to the Depositary a written opinion from U.S. counsel for the Company, which counsel shall be satisfactory to the Depositary, stating whether or not the Distribution requires a Registration Statement under the Securities Act of 1933 to be in effect prior to making such Distribution available to Owners entitled thereto and, if in the opinion of such counsel a Registration Statement is required, such counsel shall furnish to the Depositary a written opinion as to whether or not there is a Registration Statement in effect which will cover such Distribution. The Company may elect not to furnish the Depositary such an opinion and, if no such opinion is furnished to the Depositary, the Depositary shall not make such Distribution available to the Owners but shall dispose of the securities being issued or distributed by the Company and distribute the net proceeds of such securities, if any, to the Owners entitled thereto, all in the manner set forth in Sections 4.01, 4.02, 4.03 or 4.04 and 4.05, as applicable.

The Company agrees with the Depositary that neither the Company nor any company controlled by, controlling or under common control with the Company will at any time deposit any Shares, either originally issued or previously issued and reacquired by the Company or any such affiliate, unless a Registration Statement is in effect as to such Shares under the Securities Act of 1933.

SECTION 5.08.                    Indemnification.

The Company agrees to indemnify the Depositary, its directors, employees, agents and affiliates and any Custodian against, and hold each of them harmless from, any liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) which may arise (a) out of acts performed or omitted, in accordance with the provisions of this Deposit Agreement, the Receipts, or the Foreign Exchange Contract, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of any of them, or (ii) by the Company or any of its directors, employees, agents and affiliates, (b) out of or in connection with any offer or sale to the public of the American Depositary Shares evidenced by Receipts or any Registration Statement under the Securities Act of 1933 in respect thereof, except to the extent such loss, liability, or expense is due to information (or omissions from such information) relating to such indemnified person, furnished in writing to the Company by such indemnified person expressly for use in a Registration Statement under the Securities Act of 1933; or (c) out of or in connection with any tax levied or asserted by Chile on the Depositary or a Custodian (including without limiting the generality of the foregoing any tax on a gain realized, or deemed to be realized, upon the withdrawal or sale of Shares or other Deposited Securities, but excluding a tax on the Depositary's or Custodian's overall net income) as a result of performing its functions hereunder or in respect hereof and in respect of which the Depositary or the Custodian, as the case may be, shall not have received compensation pursuant to Section 3.02. The indemnity in the foregoing clause (c) is not intended to relieve any Owner of any liability it may have with respect to such Chilean taxes.

The Depositary agrees to indemnify the Company, its directors, employees, agents and affiliates and hold them harmless from any liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of acts performed or omitted by the Depositary or its Custodian or their respective directors, employees, agents and affiliates due to their negligence or bad faith. The obligations set forth in this Section 5.08 shall survive the termination of this Deposit Agreement and the succession or substitution of any indemnified person. No holder or Owner of Receipts shall have any rights under this Section 5.08. The indemnity in this Section 5.08 shall not apply to liabilities the Depositary may suffer as a result of execution by the Depositary of the Foreign Exchange Contract, or actions taken by the Depositary to secure rights thereunder, breaching or conflicting with (a) applicable U.S. federal or state banking law or regulation, (b) its organization certificate or by-laws, or (c) any order or agreement to which it is subject or by which it is bound (other than future orders of courts or governmental authorities in Chile).

Any person seeking indemnification hereunder (an "indemnified person") shall notify the person from whom it is seeking indemnification (the "indemnifying person") of the commencement of any indemnifiable action or claim promptly after such indemnified person becomes aware of such commencement and shall consult in good faith with the indemnifying person as to the conduct of the defense of such action or claim. No indemnified person shall compromise or settle any action or claim without the consent of the indemnifying person.

SECTION 5.09.                    Charges of Depositary.

The Company agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time. The Depositary shall present its statement for such charges and expenses to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.03), whichever applicable: (1) taxes and other governmental charges (except as provided in Section 5.08), (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Company or Foreign Registrar and applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such cable, telex and facsimile transmission expenses as are expressly provided in this Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.05, (5) a fee not in excess of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Sections 2.03 or 4.03 and the surrender of Receipts pursuant to Section 2.05 and (6) a fee for, and deduct such fee from, the distribution of proceeds of sales of securities or rights pursuant to Sections 4.02 or 4.04, respectively, such fee being in an amount equal to the fee for the issuance of American Depositary Shares referred to above which would have been charged as a result of the deposit by Owners of securities (for purposes of this clause 6 treating all such securities as if they were Shares) or Shares received in exercise of rights distributed to them pursuant to Sections 4.02 or 4.04, respectively, but which securities or rights are instead sold by the Depositary and the net proceeds distributed.

The Depositary, subject to Section 2.09 hereof, may own and deal in any class of securities of the Company and its affiliates and in Receipts.

SECTION 5.10.                    Retention of Depositary Documents.

The Depositary is authorized to destroy those documents, records, bills and other data compiled during the term of this Deposit Agreement at the times permitted by the laws or regulations governing the Depositary unless the Company requests that such papers be retained for a longer period or turned over to the Company or to a successor depositary.

SECTION 5.11.                    Exclusivity.

The Company agrees not to appoint any other depositary for issuance of American Depositary Receipts so long as The Bank of New York Mellon is acting as Depositary hereunder.

ARTICLE 6.                  AMENDMENT AND TERMINATION.

SECTION 6.01.                    Amendment.

The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners, shall, however, not become effective as to outstanding Receipts until the expiration of three months after notice of such amendment shall have been given to the Owners of outstanding Receipts. Every Owner at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

SECTION 6.02.                    Termination.

The Depositary shall at any time at the direction of the Company, terminate this Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 90 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate this Deposit Agreement by mailing notice of such termination to the Company and the Owners of all Receipts then outstanding if at any time 90 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04. On and after the date of termination, the Owner of a Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.05, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges). At any time after the expiration of four months from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges). Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.08 and 5.09 hereof.

ARTICLE 7.                  MISCELLANEOUS.

SECTION 7.01.                    Counterparts.

This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument. Copies of this Deposit Agreement shall be filed with the Depositary and the Custodians and shall be open to inspection by any holder or Owner of a Receipt during business hours.

SECTION 7.02.                    No Third Party Beneficiaries.

This Deposit Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

SECTION 7.03.                    Severability.

In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

SECTION 7.04.                    Holders and Owners as Parties; Binding Effect.

The holders and Owners of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance thereof.

SECTION 7.05.                    Notices.

Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to Mr. Juan Ignacio Dominguez, Chief Financial Officer, Sociedad Química y Minera de Chile, S.A., Miraflores 222 - 11th Floor, Santiago, Chile, or any other place to which the Company may have transferred its principal office.

Any and all notices to be given to the Depositary shall be deemed to have been duly given if in English and personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to The Bank of New York Mellon, 101 Barclay Street, New York, New York 10286, Attention: American Depositary Receipt Administration, or any other place to which the Depositary may have transferred its Corporate Trust Office.

Any and all notices to be given to any Owner shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to such Owner at the address of such Owner as it appears on the transfer books for Receipts of the Depositary, or, if such Owner shall have filed with the Depositary a written request that notices intended for such Owner be mailed to some other address, at the address designated in such request.

Delivery of a notice sent by mail or cable, telex or facsimile transmission shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post-office letter box. The Depositary or the Company may, however, act upon any cable, telex or facsimile transmission received by it, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

SECTION 7.06.                    Governing Law.

This Deposit Agreement and the Receipts shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York.

IN WITNESS WHEREOF, SOCIEDAD QUÍMICA Y MINERA DE CHILE S.A. and THE BANK OF NEW YORK MELLON have duly executed this agreement as of the day and year first set forth above and all Owners shall become parties hereto upon acceptance by them of American Depositary Shares issued in accordance with the terms hereof or any interest therein.

SOCIEDAD QUÍMICA Y MINERA

DE CHILE S.A.

By: __________________________

THE BANK OF NEW YORK MELLON,

as Depositary

By: __________________________

Exhibit A to Deposit Agreement

No. AMERICAN DEPOSITARY SHARES

(Each American Depositary Share represents one deposited Share)

THE BANK OF NEW YORK MELLON

AMERICAN DEPOSITARY RECEIPT

FOR SERIES B SHARES

OF

SOCIEDAD QUÍMICA Y MINERA DE CHILE S.A.

(INCORPORATED UNDER THE LAWS OF THE REPUBLIC OF CHILE)

The Owner of this Receipt is advised that the rights to convert into Dollars the Pesos received in connection with Deposited Securities and remit abroad dividends and other payments are contingent upon the satisfaction of the terms and conditions set forth in the Foreign Exchange Contract referred to herein. Shares withdrawn from the facility may only be redeposited into the facility subject to the satisfaction of certain conditions. Further, access to the formal currency market is not automatic under the Foreign Exchange Contract but requires the approval of the Central Bank of Chile the (“Central Bank”) (which will be deemed to have been given seven banking days after a request has been made therefor). In addition, while under current Chilean law the Foreign Exchange Contract cannot be amended unilaterally by the Chilean Government, additional restrictions on the benefits of the Foreign Exchange Contract could be imposed by the Chilean Government. Transferees of withdrawn shares are not entitled to the rights set forth in the Foreign Exchange Contract.

The Bank of New York Mellon, as depositary (hereinafter called the “Depositary”), hereby certifies that ______________________, or registered assigns IS THE OWNER OF _______________________________

AMERICAN DEPOSITARY SHARES

representing deposited Series B shares (herein called “Shares”) of Sociedad Química y Minera de Chile S.A., incorporated under the laws of Chile (herein called the “Company”). At the date hereof, each America Depositary Share represents one Share deposited or subject to deposit under the Deposit Agreement (as such term is hereinafter defined) at the Santiago, Chile office of Banco Santander Chile (herein called the “Custodian”). The Depositary’s Corporate Trust Office is located at a different address than its principal executive office. Its Corporate Trust Office is located at 101 Barclay Street, New York, N.Y. 10286, and its principal executive office is located at One Wall Street, New York, N.Y. 10286.

THE DEPOSITARY’S CORPORATE TRUST OFFICE ADDRESS IS

101 BARCLAY STREET, NEW YORK, N.Y. 10286

1.       THE DEPOSIT AGREEMENT.

This American Depositary Receipt is one of an issue (herein called “Receipts”), all issued and to be issued upon the terms and conditions set forth in the Amended and Restated Deposit Agreement dated as of April 15, 2013 (herein called the “Deposit Agreement”) among the Company, the Depositary, and all Owners and holders from time to time of American Depositary Shares issued thereunder, each of whom by accepting American Depositary Shares agrees to become a party thereto and become bound by all the terms and conditions thereof. The Deposit Agreement sets forth the rights of Owners and holders of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property, and cash are herein called “Deposited Securities”). Copies of the Deposit Agreement are on file at the Depositary’s Corporate Trust office in New York City and at the office of the Custodian.

The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. Capitalized terms defined in the Deposit Agreement and not defined herein shall have the meanings set forth in the Deposit Agreement.

2.       SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES.

Upon surrender at the Corporate Trust Office of the Depositary of this Receipt, and upon payment of the fee of the Depositary provided in this Receipt, and subject to the terms and conditions of the Deposit Agreement, the Owner hereof is entitled to delivery, to him or upon his order, of the Deposited Securities at the time represented by the American Depositary Shares for which this Receipt is issued. Delivery of such Deposited Securities may be made by the delivery of (a) certificates in the name of the Owner hereof or as ordered by him or certificates properly endorsed or accompanied by proper instruments of transfer and (b) any other securities, property and cash to which such Owner is then entitled in respect of this Receipt. Such delivery will be made at the option of the Owner hereof, either at the office of the Custodian or at the Corporate Trust Office of the Depositary, provided that the forwarding of certificates for Shares or other Deposited Securities for such delivery at the Corporate Trust Office of the Depositary shall be at the risk and expense of the Owner hereof. Simultaneously with the delivery of Deposited Securities to the Owner or its designee, the Custodian, pursuant to the Foreign Exchange Contract, will issue or cause to be issued to the Owner or such designee a certificate which states that the Deposited Securities have been transferred to the Owner or its designee by the Depositary and that the Depositary waives in favor of the Owner or its designee the right of access to the formal foreign exchange market relating to such withdrawn Deposited Securities.

Neither the Depositary nor the Custodian shall deliver Shares, by physical delivery, book entry or otherwise (other than to the Company or its agent as contemplated by Section 4.08 of the Deposit Agreement), or otherwise permit Shares to be withdrawn from the facility created thereby, except upon the receipt and cancellation of Receipts.

For purposes of a tax ruling, dated January 29, 1990 issued by the Chilean Internal Revenue Service regarding certain tax matters relating to American Depositary Shares and American Depositary Receipts, the acquisition value of any Share or other Deposited Security upon its withdrawal by an Owner upon surrender of the corresponding Receipt shall be the highest reported sales price of such Share or other Deposited Security on the Bolsa de Comercio de Santiago (the “Santiago Stock Exchange”) on the day on which the transfer of such Share or other Deposited Security from the Depositary to such Owner is recorded on the books of the Foreign Registrar. In the event that the shares or other Deposited Securities are not then traded on the Santiago Stock Exchange, such value shall be the highest reported sales price on the principal stock exchange or other organized securities market in Chile on which such Shares or other Deposited Securities are then traded. In the event that no such sales price is reported on the day on which such transfer is recorded on the books of the Foreign Registrar, such value shall be deemed to be the highest sales price reported, provided, that if such day is more than 30 days prior to the date of such transfer, such price shall be increased by the percentage increase over the corresponding period in the Chilean consumer price index as reported by the pertinent governmental authority of Chile.

3.       TRANSFERS, SPLIT-UPS, AND COMBINATIONS OF RECEIPTS.

The transfer of this Receipt is registrable on the books of the Depositary at its Corporate Trust Office by the Owner hereof in person or by a duly authorized attorney, upon surrender of this Receipt properly endorsed for transfer or accompanied by proper instruments of transfer and funds sufficient to pay any applicable transfer taxes and the expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary may establish for such purpose. This Receipt may be split into other such Receipts, or way be combined with other such Receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares and the same aggregate rights to distributions with respect thereto as those evidenced by the Receipt or Receipts surrendered. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, the Company, the Custodian, or Registrar may require (a) payment from the depositor of the Shares or the presentor of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided in this Receipt, (b) the production of proof satisfactory to it as to the identity and genuineness of any signature and (c) compliance with any regulations the Depositary and the Company may establish consistent with the provisions of the Deposit Agreement or this Receipt, including, without limitation, this Article 3 or as may be established by the Central Bank or the SVS.

The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any ouch action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement or this Receipt, or for any other reason, subject to the provisions of the following sentence. The surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes and other charges as contemplated herein and in Section 3.02 of the Deposit Agreement, and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares. The Depositary will use reasonable efforts to comply with written instructions of the Company not to accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company’s compliance with the securities laws in the United States. If in the opinion of the Depositary there is a reasonable possibility that a fee, tax or other charge of the sort referred to in Section 3.02 of the Deposit Agreement will become payable by, or be assessed against, the Depositary or a Custodian following the delivery, transfer or surrender of Receipts or withdrawal of Shares or other Deposited Securities, the Depositary may, in its discretion and as a condition precedent to the consummation of any such transaction, require the Owner to give the Depositary an indemnity bond in such form and amount and with such surety as it may accept as reasonably sufficient to indemnify it against each potential liabilities.

4.       LIABILITY OF OWNER FOR TAXES.

If any tax or other governmental charge shall become payable with respect to any Receipt, or any Deposited Securities represented by any Receipt, including without limiting the generality of the foregoing any Chilean tax on a gain realized, or deemed to be realized, upon the withdrawal or sale of Shares or other Deposited Securities, such tax or other governmental charge shall be payable by the Owner hereof to the Depositary, who shall pay the amount thereof to the Depositary upon demand. The Depositary may and at the request of the Company shall refuse to effect any transfer of this Receipt or any withdrawal of Deposited Securities represented by American Depositary Shares evidenced by such Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner hereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner hereof shall remain liable for any deficiency.

5.       WARRANTIES OF DEPOSITORS.

Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued, fully paid, nonassessable and free of any preemptive rights and that the certificates therefor have been validly authorized and issued. Every such person shall also be deemed to represent that the deposit of such Shares and the sale of Receipts evidencing American Depositary Shares representing such Shares by that person are not restricted under the Securities Act of 1933. Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.

6.       FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION.

Any person presenting Shares for deposit or any Owner of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, payment of all applicable Chilean taxes or other governmental charges, or such information relating to the registration on the books of the Company or the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper or as the Company may require by written request to the Depositary or the Custodian. The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made. No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that the deposit has been authorized by the Central Bank (unless and until the Company provides the Depositary with evidence satisfactory to it that such authorization is no longer necessary), and that the conditions for such authorization, as set forth in the Foreign Exchange Contract, have been satisfied.

7.       CHARGES OF DEPOSITARY.

The Company agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time. The Depositary shall present its statement for such charges and expenses to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.03 of the Deposit Agreement), whichever applicable: (1) taxes and other governmental charges (except as provided in section 5.08 of the Deposit Agreement), (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Company or Foreign Registrar and applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals under the terms of the Deposit Agreement, (3) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.05 of the Deposit Agreement, (5) a fee not in excess of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Sections 2.03 or 4.03 of the Deposit Agreement and the surrender of Receipts pursuant to Section 2.05 of the Deposit Agreement and (6) a fee for, and deduct such fee from, the distribution of proceeds of sales of securities or rights pursuant to Sections 4.02 or 4.04, respectively, of the Deposit Agreement, such fee being in an amount equal to the fee for the issuance of American Depositary shares referred to above which would have been charged as a result of the deposit by Owners of securities (for purposes of this clause 6 treating all such securities as if they were Shares) or Shares received in exercise of rights distributed to them pursuant to Sections 4.02 or 4.04, respectively, but which securities or rights are instead sold by the Depositary and the net proceeds distributed.

The Depositary, subject to Article 8 hereof, may own and deal in any class of securities of the Company and its affiliates and in Receipts.

8.       PRE-RELEASE OF RECEIPTS.

Notwithstanding Section 2.03 of the Deposit Agreement, the Depositary may execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.02 of the Deposit Agreement (“Pre-Release”). The Depositary may, pursuant to Section 2.05 of the Deposit Agreement, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released. The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release. Each Pre-Release will be (a) preceded or accompanied by a written representation from the person to whom Receipts are to be delivered (the “Pre-Releasee”) that the Pre-Releasee, or its customer, (i) owns the Shares or Receipts to be remitted, as the case may be, and (ii) assigns all beneficial right, title and interest in such shares or Receipts, as the case may be, to the Depositary in its capacity as such and for the benefit of the Owners, (b) at all times fully collateralized with cash or U.S. government securities, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of American Depositary Shares which are outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited hereunder; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it reasonably deems appropriate, and may, with the prior written consent of the Company, change such limit for purposes of general application. The Depositary will also set Dollar limits with respect to Pre-Release transactions to be done hereunder with any particular Pre-Releasee on a case by case basis as the Depositary deems appropriate. The collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee’s obligations to the Depositary in connection with the Pre-Release transaction, including the Pre-Releasee’s obligation to deliver Shares or Receipts upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities hereunder).

The Depositary may issue Receipts against nights to receive Shares from the Company any agent of the Company recording Share ownership). No such issue of Receipts will be deemed a “Pre-Release” subject to the restrictions of the preceding paragraph.

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

9.       TITLE TO RECEIPTS.

It is a condition of this Receipt and every successive holder and Owner of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt when properly endorsed or accompanied by proper instruments of transfer is transferable by delivery with the same effect as in the case of a negotiable instrument, provided, however, that the Company and the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement or for all other purposes.

10.       VALIDITY OF RECEIPT.

This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary or, if a Registrar for the Receipts shall have been appointed, by the manual or facsimile signature of a duly authorized officer of the Registrar.

11.       REPORTS; INSPECTION OF TRANSFER BOOKS.

The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and accordingly files certain reports with the Commission. Such reports and other information will be available for inspection and copying at the public reference facilities maintained by the Commission located on the date of the Deposit Agreement at 450 Fifth Street, N.W., Washington, D.C. 20549.

The Depositary will make available for inspection by Owners of Receipts at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary, the Custodian or the nominee of either of them, as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary will also send to Owner of Receipts copies of such reports when furnished by the Company pursuant to the Deposit Agreement. Any such reports and communications, including any such proxy soliciting material, furnished to the Depositary by the Company shall be furnished in English to the extent such materials are required to be translated into English pursuant to any regulations of the Commission.

The Depositary shall keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners of Receipts provided that such inspection shall not be for the purpose of communicating with Owners of Receipts in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

12.       DIVIDENDS AND DISTRIBUTIONS.

Whenever the Depositary or the Custodian receives any cash dividend or other cash distribution on any Deposited Securities, the Depositary will, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into Dollars transferable to the United States, and subject to the Deposit Agreement, the Foreign Exchange Contract and any other requirements of Chilean law or regulation in effect from time to time, as promptly as practicable, convert or cause to be converted, by sale or any other matter that it may determine, such dividend or distribution into Dollars and will, as promptly as practicable, distribute the amount thus received (net of the expenses of the Depositary as provided in Article 7 hereof and Section 5.09 of the Deposit Agreement) to the Owners of Receipts entitled thereto, provided, however, that the Depositary shall make appropriate adjustments in the amounts so distributed in respect of (a) any such Deposited Securities being not entitled, by reason of date of issuance or otherwise, to receive all or any portion of such distribution or (b) any amounts (i) withheld or required to be withheld by the Company, the Custodian or the Depositary from any such distribution pursuant to Section 3.02 of the Deposit Agreement or otherwise on account of taxes or other governmental charges, or (ii) charged by the Depositary in the conversion of foreign currency into Dollars pursuant to Section 4.05 of the Deposit Agreement.

Subject to the provisions of Section 4.11 and 5.09 of the Deposit Agreement, whenever the Depositary receives any distribution other than a distribution described in Sections 4.01, 4.03 or 4.04 of the Deposit Agreement, the Depositary shall, after consultation with the Company, cause the securities or property received by it to be distributed to the Owners of Receipts entitled thereto, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion or the Depositary such distribution cannot be made proportionately among the Owners of Receipts entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees of the Depositary as provided in Article 7 hereof and Section 5.09 of the Deposit Agreement) shall be distributed by the Depositary to the Owners of Receipts entitled thereto as in the case of a distribution received in cash. The Depositary may withhold any distribution of securities under Section 4.02 of the Deposit Agreement if it has not received satisfactory assurances from the Company that the distribution does not require registration under the Securities Act of 1933.

If any distribution consists of a dividend in, or free distribution of, Shares, the Depositary may, after consultation with the Company, and shall if the Company shall so request distribute to the Owners of outstanding Receipts entitled thereto additional Receipts evidencing an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge, as provided in Section 4.11 of the Deposit Agreement and the payment of the fees of the Depositary as provided in Article 7 hereof and Section 5.09 of the Deposit Agreement (and the Depositary may sell, by public or private sale, an amount of Shares received sufficient to pay its fees and expenses in respect of that distribution). The Depositary may withhold any such delivery of American Depositary Shares if it has not received satisfactory assurances from the Company that such distribution does not require registration under the Securities Act of 1933. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary will sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions set forth in the Deposit Agreement. If in the opinion of the Depositary any distribution of Shares cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act of 1933 in order to be distributed to Owners or holders) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the Shares thus received, or any part thereof, and the net proceeds of any such sale (net of the fees of the Depositary as provided in Section 5.09 of the Deposit Agreement) shall be distributed by the Depositary to the Owners entitled thereto as in the case of a distribution received in cash. If additional Receipts or such proceeds are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners of Receipts entitled thereto.

13.       RIGHTS.

In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall, after consultation with the Company, have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse. If at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all or certain Owners but not to other Owners, the Depositary may, after consultation with the Company, distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or ether instruments therefor in such form as it deems appropriate.

In circumstances in which rights would otherwise not be distributed, if an Owner of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner hereunder, the Depositary will make such rights available to such Owner upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.

If the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees of the Depositary and any other charges as set forth in such warrants or other instruments or as may be requested by the Company to the Depositary in writing, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall, upon receipt of payment of any charges requested as above, cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner. As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of the Deposit Agreement, and shall, pursuant to Section 2.03 of the Deposit Agreement, execute and deliver Receipts to such Owner. In the case of a distribution pursuant to the second paragraph of this Article 13, such Receipts shall be legended in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under such laws.

If the Depositary determines in its discretion that it is not lawful and feasible to make such rights available to all or certain Owners, it may, after consultation with the Company, sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees of the Depositary as provided in Section 5.09 of the Deposit Agreement and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise.

The Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to all Owners or are registered under the provisions of such Act. If an Owner of Receipts requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under such Act, the Depositary shall not effect such distribution unless it has received an opinion from counsel in the United States for the Company, satisfactory to the Depositary, upon which the Depositary may rely that such distribution to such Owner does not require registration under the Securities Act of 1933. In no event shall the Company have any obligation to register such rights or any securities under the Securities Act of 1933, secure an exemption for such rights or any securities under the Securities Act of 1933, or furnish the aforementioned opinion. The holders of Receipts alone shall be responsible for payment of any taxes or other governmental charges due as a result of sales or transfers pursuant to Section 4.04 of the Deposit Agreement.

The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

14.       CONVERSION OF FOREIGN CURRENCY.

Whenever the Depositary or the Custodian shall receive Pesos or other foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall, subject to the Foreign Exchange Contract and any other requirements of Chilean Law or regulation in effect from time to time, as promptly as practicable, convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars shall be distributed, as promptly as practicable, to the Owners entitled thereto or, if the Depositary shall haste distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.09 of the Deposit Agreement.

The Depositary shall exercise its rights under the Foreign Exchange Contract as and to the extent appropriate in order to effect such conversions or distributions, and is authorized to give such certifications, and enter into such agreements and arrangements as may be necessary or convenient thereunder or in connection therewith, provided, however, that the Depositary shall not be obligated to incur any material expense in connection therewith or to take any such action at its own risk.

If such conversion or distribution can be effected only with some approval or license of any government or agency thereof, other than the Foreign Exchange Contract and the approvals contemplated thereby, the Depositary may make an application for such approval or license (in its own name as agent or on behalf of the Owners, or in the name of the Owners), provided, that it shall have no obligation to make such an application unless it receives satisfactory indemnity with respect to the costs and risks of any such application.

If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into Dollars transferable to the United States, or if the Foreign Exchange contract shall cease to be in effect or the rights of the Depositary thereunder shall be restricted or suspended or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, (for whatever reason, including failure of the Depositary to receive satisfactory indemnity for the costs and risks of obtaining such approval or license), or if any such approval or license is not obtained within a reasonable period are determined by the Depositary, the Depositary shall, (a) as to that portion of the foreign currency that is convertible into Dollars, make such conversion and, if permitted by applicable law, transfer such Dollars to the United States for distribution to Owners in accordance with the first paragraph of this Article 14 and (b) as to the nonconvertible balance, if any, (i) if requested in writing by an Owner, distribute or cause the Custodian to distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary or Custodian to such Owner and (ii) the Depositary shall hold or shall cause the Custodian to hold any amounts of nonconvertible foreign currency not distributed pursuant to the immediate preceding sub-clause (i) without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.

15.       RECORD DATES.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities the Depositary shall, after consultation with the Company, fix a record date (which shall be the same date and the record date set by the Company, or if this is not practicable, shall be as near as practicable to any corresponding record date set by the Company) for the determination of the Owners of Receipts who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (ii) entitled to give instructions for the exercise of voting rights at any such meeting.

16.       VOTING OF DEPOSITED SECURITIES.

Upon receipt of notice of any meeting or solicitation of consents or proxies of holders of Shares or other Deposited Securities, the Depositary shall, as soon as practicable thereafter, mail to the owners of Receipts a notice, the form of which notice shall be in the sole discretion of the Depositary, which shall contain (a) such information as is contained in such notice of meeting or solicitation, (b) a statement that the Owners of Receipts as of the close of business on a specified record date which shall be the record date established pursuant to the Deposit Agreement will be entitled, subject to any applicable provision of law and of the Estatutos of the Company, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares, and (c) a statement as to the manner in which such instructions may be given, including an express indication that instructions may be given (or be deemed given in accordance with the next to last sentence of this Article 16 if no instruction is received) to the Depositary to give a discretionary proxy to a person designated by the Company. Upon the written request of an Owner of a Receipt on such record date, received on before the date established by the Depositary for such purpose, the Depositary shall endeavor in so far as practicable to vote or cause to tae voted the amount of Shares or other Deposited Securities represented by such American Depositary Shares, evidenced by such Receipt in accordance with the instructions set forth in such request. The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with such instructions. The Depositary shall not itself exercise any voting discretion over any Deposited Securities. If no instructions are received by the Depositary from any Owner with respect to any of the Deposited Securities represented by the American Depositary Shares evidenced by such Owner's Receipts on or before the date established by the Depositary for such purpose, the Depositary shall deem such Owner to have instructed the Depositary to give a discretionary proxy to a person designated by the Company with respect to such Deposited Securities and the Depositary shall give a discretionary proxy to a person designated by the Company to vote such Deposited Securities, provided that no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter as to which the Company informs the Depositary (and the Company agrees to provide such information promptly in writing) that (a) the Company does not wish such proxy given or (b) such matter materially and adversely affects the rights of holders of the Shares. If any requirement of Chilean law, of the Estatutos of the Company, or of any securities exchange on which Shares, other Deposited Securities, Receipts or the American Depositary Shares evidenced thereby are listed does not permit the Depositary to vote (or to vote on any particular matter) in accordance with instructions received from Owners or in accordance with a deemed discretionary proxy, the Depositary shall not vote the Shares or other Deposited Securities.

17.       CHANGES AFFECTING DEPOSITED SECURITIES.

In circumstances where the provisions of Section 4.03 of the Deposit Agreement do not apply, upon any change in nominal value, change in par value, split-up, consolidation, or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation, or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall thenceforth represent the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may, after consultation with the Company, and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

18.       LIABILITY OF THE COMPANY AND DEPOSITARY.

Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Owner or holder of any Receipt (i) if by reason of any provision of any present or future law or regulation of the United States, Chile or any other country, or of any stock exchange or governmental or regulatory authority (including any action that may constitute a breach by the Central Bank of its obligations under the Foreign Exchange Contract) or stock exchange, or by reason of any provision, present or future, of the Foreign Exchange Contract or, in the case of the Depositary or its agents, the Estatutos of the Company, or by reason of any provision of any securities issued or distributed by the Company or of the Deposited Securities, or any offering or distribution thereof, or by reason of any act of God or war or terrorism or other circumstances beyond its control, the Depositary or the Company, or any of their agents, shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of the Deposit Agreement, the Foreign Exchange Contract, the Company's Estatutos or the Deposited Securities it is provided shall be done or performed, (ii) by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, (iii) by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement, (iv) for the inability of any Owner or holder to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of this Deposit Agreement, made available to Owners or holders, or (v) for any special, consequential or punitive damages for any breach of the terms of this Deposit Agreement. Where, by the terms of a distribution pursuant to Section 4.01, 4.02 or 4.03 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of that Agreement, or for any other reason, such distribution or offering may not be made available to Owners, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

Neither the Company nor the Depositary assumes any obligation or shall be subject to any liability under the Deposit Agreement to Owners or holders of Receipts, except that they agree to perform their obligations specifically set forth in the Deposit Agreement without negligence or bad faith. The Depositary shall not be subject to any liability with respect to the validity or worth of the Deposited Securities. Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit, or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary. Neither the Depositary nor the Company shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or holder of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information. The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is without negligence or bad faith. The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with a matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises, the Depositary performed its obligations without negligence or bad faith while it acted as Depositary. The Depositary shall not be liable for the acts or omissions of any securities depository, clearing agency or settlement system in connection with or arising out of book-entry settlement of Deposited Securities or otherwise. No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.

19.       RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR CUSTODIAN.

The Depositary may at any time resign as Depositary hereunder upon 90 days written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by written notice of such removal, effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. Whenever the Depositary in its discretion determines that it is in the best interest of the Owners of Receipts to do so, with the approval of the Company, which approval shall not be unreasonably withheld, it may appoint a substitute or additional custodian or custodians.

20.       AMENDMENT.

The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees and cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of three months after notice of such amendment shall have been given to the Owners of outstanding Receipts. Every Owner of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby except in order to comply with mandatory provisions of applicable law.

21.       TERMINATION OF DEPOSIT AGREEMENT.

The Depositary at any time at the direction of the Company, shall terminate the Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 90 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement by mailing notice of such termination to the Company and the Owners of all Receipts then outstanding if at any time 90 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depository shall not have been appointed and accepted its appointment as provided in the Deposit Agreement. On and after the date of termination, the Owner of a Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.05 of the Deposit Agreement, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt. If any Receipts, shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to, collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). At any time after the expiration of four months from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of-the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to; the Depositary with respect to indemnification, charges, and expenses.

22.       DISCLOSURE OF INTERESTS.

To the extent that provisions of or governing any Deposited Securities may require the disclosure of beneficial or other ownership of Deposited Securities, other Shares and other securities to the Company and may provide for blocking transfer and voting or other rights to enforce such disclosure or limit such ownership, the Depositary Shall use its reasonable efforts to comply with Company instructions as to Receipts in respect of any such enforcement or limitation, if such efforts may be undertaken without risk of the Depositary thereby incurring liability or expense, and Owners shall comply with all such disclosure requirements and ownership limitations and shall cooperate with the Depositary’s compliance with such Company instructions.

23.       COMPLIANCE WITH CHILEAN LAW.

Pursuant to a Circular Letter of the SVS dated February 12, 1998, Owners of American Depositary Shares are deemed, for certain purposes of Chilean law, to be treated as owners of Deposited Securities.  Accordingly, Owners shall, as a matter of Chilean law, be obligated to comply with the requirements of Articles 12 and 54 and Title XV of Law 18,045 of Chile, as may be amended and/or supplemented from time to time.  Article 12 requires, among other things, that:

(a)          Owners who directly or indirectly own, or that as a result of any direct or indirect acquisition of American Depositary Shares and/or Shares end up owning, directly or indirectly, 10% or more of the total share capital of the Company; and

(b)          directors, liquidators, senior managers and managers of the Company who directly or indirectly own any number of American Depositary Shares and/or Shares;

report to the SVS and the stock exchanges in Chile on which the Shares are listed, any acquisition or sale of American Depositary Shares, Shares and/or financial derivatives thereof, no later than on the day immediately following the day on which the relevant acquisition or sale has been deemed effective; provided that Owners of a majority stake in the total share capital of the Company shall also report if they intend to acquire a controlling interest in the Company or if the acquisition merely corresponds to a financial investment.

Article 54 requires, among other things, that any Owner intending to directly or indirectly acquire control of the Company, irrespective of the means of acquisition of the relevant Receipts and/or Shares and whether any such acquisition is carried out through the primary or secondary market, shall disclose such intention by (a) delivering a written notice to the controlling entities of the Company, the entities controlled by the Company, the SVS and the stock exchanges in Chile on which the Shares are listed, and (b) publishing a highlighted notice in two newspapers in Chile and on the Company's website, if any; in either case, not less than 10 business days prior to the date on which the relevant actions that will grant control of the Company shall have been deemed effective, disclosing the price and principal terms of any such acquisition.

For purposes of this Article 23, the terms "control," "controlling" and "controlled," and other similar terms, shall be construed in accordance with Title XV of Law 18,045, as it may be amended and/or supplemented from time to time.

24.       UNCERTIFICATED AMERICAN DEPOSITARY SHARES; DIRECT REGISTRATION SYSTEM.

Notwithstanding anything to the contrary in the Deposit Agreement:

(a)       American Depositary Shares may be certificated securities evidenced by Receipts or uncertificated securities. The form of Receipt annexed as Exhibit A to the Deposit Agreement describes the terms and conditions of, and will be the prospectus required under the Securities Act of 1933 for, both certificated and uncertificated American Depositary Shares. Except for those provisions of the Deposit Agreement that by their nature do not apply to uncertificated American Depositary Shares, all the provisions of the Deposit Agreement shall apply, mutatis mutandis, to uncertificated American Depositary Shares as well as to certificated American Depositary Shares, and to Owners and holders of uncertificated American Depositary Shares as well as to Owners and holders of Receipts.

(b) (i) The term “deliver”, or its noun form, when used with respect to Receipts, shall mean (A) book-entry transfer of American Depositary Shares to an account at The Depository Trust Company, or its successor (“DTC”), designated by the person entitled to such delivery, (B) registration of American Depositary Shares not evidenced by a Receipt on the books of the Depositary in the name requested by the person entitled to such delivery and mailing to that person of a statement confirming that registration or (C) if requested by the person entitled to such delivery, delivery at the Corporate Trust Office of the Depositary to the person entitled to such delivery of one or more Receipts evidencing American Depositary Shares registered in the name requested by that person.

(ii) The term “surrender”, when used with respect to Receipts, shall mean (A) one or more book-entry transfers of American Depositary Shares to the DTC account of the Depositary, (B) delivery to the Depositary at its Corporate Trust Office of an instruction to surrender American Depositary Shares not evidenced by a Receipt or (C) surrender to the Depositary at its Corporate Trust Office of one or more Receipts evidencing American Depositary Shares.

(c)       American Depositary Shares not evidenced by Receipts shall be transferable as uncertificated registered securities under the laws of the State of New York.

(d)       The Depositary shall have a duty to register a transfer in the case of uncertificated American Depositary Shares, upon receipt from the Owner of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below). The Depositary, upon surrender of a Receipt for the purpose of exchanging for uncertificated American Depositary Shares, shall cancel that Receipt and send the Owner a statement confirming that the Owner is the owner of the same number of uncertificated American Depositary Shares that the surrendered Receipt evidenced. The Depositary, upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below) from the Owner of uncertificated American Depositary Shares for the purpose of exchanging for certificated American Depositary Shares, shall execute and deliver to the Owner a Receipt evidencing the same number of certificated American Depositary Shares.

(e)       Upon satisfaction of the conditions for replacement of a Receipt that is mutilated, lost, destroyed or stolen, the Depositary shall deliver to the Owner the American Depositary Shares evidenced by that Receipt in uncertificated form unless otherwise requested by the Owner.

(f)       (i) The parties acknowledge that the Direct Registration System (“DRS”) and Profile Modification System (“Profile”) shall apply to uncertificated American Depositary Shares upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated American Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an Owner of American Depositary Shares, to direct the Depositary to register a transfer of those American Depositary Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Owner to register such transfer.

(ii) In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an Owner in requesting a registration of transfer and delivery as described in clause (i) above has the actual authority to act on behalf of the Owner (notwithstanding any requirements under the Uniform Commercial Code). For the avoidance of doubt, the provisions of Sections 5.03 and 5.08 of the Deposit Agreement shall apply to the matters arising from the use of the DRS. The parties agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with the Deposit Agreement shall not constitute negligence or bad faith on the part of the Depositary.